SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8 KSB

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                      1934

                                  April 5, 2000
                                (Date of Report)

                              CNH Holdings Company
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)


        0 17304                                         11-2867201
(Commission File Number)                    (IRS Employer Identification Number)

                        460 Ogden Street, Denver CO 80218
           (Address of principal executive offices including zip code)

                                 (303) 282 0083
              (Registrant's telephone number including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)

Item 1. Change in Control of Registrant: Not Applicable.

Item 2. Acquisition or Disposition of Assets: Not Applicable.

Item 3. Bankruptcy or Receivership: Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant: Not
Applicable.

Item 5. Other Events:

On April 5, 2000, Registrant filed suit in District Court, City and County of Denver, State of Colorado as Plaintiff. The suit was filed against Messrs. Larry
V. Tate and Gerald W. Pybas and Southport Environmental and Development, Inc.
(SEDI) The complaint was filed against these defendants for the purpose of (1) formally rescinding the acquisition of SEDI on June 15, 1998, due to, among other things, the intentional, gross, willful and wanton misrepresentations of the defendants in procuring the acquisition of SEDI by Registrant, (2) recovering all shares of stock issued to Messrs. Tate and Pybas and (3) recovering all damages incurred by Registrant during the tenure of these gentlemen's stewardship of the corporation. The claims asserted include securities fraud, corporate fraud, negligent misrepresentation, breach of express and implied contract and unjust enrichment.

Item 6. Resignation of Registrant's Directors: Not Applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits: Not Applicable.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CNH HOLDINGS COMPANY
(Registrant)



By: /s/ Mark S. Pierce
----------------------
Mark S. Pierce, Chief Executive Officer


Date: April 5, 2000